UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of Small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 8.01	OTHER EVENTS

Petrosearch Energy Corporation announced today that its Board of Directors has approved a stock repurchase plan (the “Repurchase Plan”).  Under the Repurchase Plan the Company is authorized to repurchase up to $5 million of market value or 10 million shares of its common stock in open market purchases or in privately negotiated transactions.  The purchases shall be at the discretion of senior management and will be dependent upon market conditions.  Any purchases which may be made under the Repurchase Plan are anticipated to occur over the succeeding 12 months. The Repurchase Plan does not require any minimum purchase and may be suspended or terminated by the Board of Directors at any time.

A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated July 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: July 2, 2008
By: /s/ Richard D. Dole

Richard D. Dole
Chief Executive Officer and President